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                                                                   EXHIBIT 10.18

                                 FIRST AMENDMENT
                                       TO
                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        MANAGEMENT ANNUAL INCENTIVE PLAN
                         (February 14, 2001 Restatement)

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of August 30, 2001, as follows:

         1. The first sentence of the second paragraph of Section I of the Plan is hereby amended in its entirety to read as follows:

         The total number of shares of Common Stock available for issuance under this Plan is 500,000, subject to adjustment as provided pursuant to the terms of Article XVII of the Plan.

         2. Subparagraph (iii) (a) of Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

                  (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof.

         3. The paragraph following subparagraph (iv) of Section 2.5 of the Plan is hereby deleted.

         4. Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

                  2.15 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation

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         owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

         5. The fourth sentence of Section 7.2 of the Plan is hereby amended in its entirety to read as follows:

         Except as otherwise provided in Article X, the Shares and accrued dividends and interest shall be distributed to the Participant as provided in the Participant's deferral election and as approved by the Committee.

         6. Section 7.2 of the Plan is hereby amended to delete the final sentence thereof.

         7. Section X is hereby amended in its entirety to read as follows:

                  10.1 Vesting and Deferral.

                           (i) Vesting. Immediately upon a Change in Control, all outstanding Awards shall be deemed earned at the Commendable Performance Goal level with respect to the portion of such Award equal to the amount of such Commendable Performance Goal level Award multiplied by a fraction, the numerator of which is the number of months elapsed in the year of the Change in Control (with any partial month counted as a full month for such purpose) and the denominator of which is 12 (such Award to be called the "Earned Pro Rata Award").

                           (ii) Deferral. In connection with a Change in Control, the Committee may permit Participants to change a prior deferral election with respect to amounts deferred pursuant to Article VII of the Plan, under such administrative policies as the Committee may establish under the Plan, which policies shall not be inconsistent with the provisions of Article VII of the Plan. Shares held in deferral accounts under the Plan shall, following such Change in Control, be denominated in (a) such form of consideration as the Participant would have received had the Participant been the owner of record of

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         such Shares at the time of such Change in Control, in the case of a
         Change in Control With Consideration and (b) Shares, in the case of a Change in Control Without Consideration.

                           (iii) Definitions. "Change in Control With Consideration" shall mean a Change in Control in which Shares are exchanged or surrendered for shares, cash or other property. "Change in Control Without Consideration" shall mean a Change in Control pursuant to which Shares are not exchanged or surrendered for shares, cash or other property.

                  10.2 Payment. The Company shall, within 10 days after the occurrence of a Change in Control, make, or cause to be made, a lump sum cash payment to the Participant equal to the value of the sum of
         (a) in the absence of a timely redeferral election by a Participant, all amounts credited to a Participant's deferral account, including accrued interest and Dividend Equivalents, and (b) the Earned Pro Rata Award.

         8. Section XI of the Plan is hereby amended in its entirety to read as follows:

                     XI. AMENDMENT, MODIFICATION, SUSPENSION
                                 OR TERMINATION

                  The Board may amend, modify, suspend or terminate (individually or in the aggregate, a "Change") this Plan for any purpose except that: (i) no Change shall be effective prior to approval by the Company's shareholders to the extent that such approval is then required pursuant to Section 162(m) of the Code or otherwise required as a matter of law; (ii) no Change to the Plan shall be effective that would (a) increase the maximum amount that can be paid to a Participant under the Plan, (b) change the performance criterion or criteria set forth in Section V hereof for the payment of Awards or (c) modify the eligibility requirements for Participants in the Plan unless first approved by the Company's shareholders; and (iii) following a Change in Control, the terms and conditions of deferrals under the Plan may not be changed to the detriment of any Participant without such Participant's written consent.

         9. A Section XVII is hereby added to the Plan as follows:

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                         XVII. CHANGE IN CAPITALIZATION

                  In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment may be made in the aggregate number and/or kind of Shares or other property reserved for issuance under the Plan, as may be determined by the Committee in its sole discretion. Such other equitable substitutions or adjustments may be made as determined by the Committee in its sole discretion. "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

Executed this 30th day of August, 2001.

                                         COOPER INDUSTRIES, INC.

                                         By /s/ David R. Sheil
                                            -----------------------------------
                                         Title: Senior Vice President,
                                                Human Resources

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